UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019
_________________

OXBRIDGE RE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-36346	98-1150254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

Suite 201 42 Edward Street, Georgetown P.O. Box 469 Grand Cayman, Cayman Islands	KY1-9006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (345) 749-7570
 ______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

On March 16, 2019, our Board of Directors issued options to purchase ordinary shares to our two executive officers under grant agreements made under our 2014 Omnibus Incentive Plan. Jay Madhu, our President and Chief Executive Officer, was granted options to purchase an aggregate of 200,000 ordinary shares. Wrendon Timothy, our Chief Financial Officer, was granted options to purchase an aggregate of 90,000 ordinary shares. The stock options are subject to forfeiture upon termination of employment (subject to certain post-termination windows to exercise vested stock options) and restrictions on transfer. The options will vest in increments of 6.25% each on a quarterly basis over a four-year period and will expire on the 10th anniversary of the date of grant unless earlier exercised or earlier terminated due to termination of employment. The options were granted at an exercise price of $2.00 (US) per ordinary share.

Item 9.01 Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXBRIDGE RE HOLDINGS LIMITED

Date: March 21, 2019	By:	/s/ Wrendon Timothy
Wrendon Timothy
Chief Financial Officer and Secretary (Principal Accounting Officer and Principal Financial Officer)

A signed original of this Form 8-K has been provided to Oxbridge Re Holdings Limited and will be retained by Oxbridge Re Holdings Limited and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT INDEX

Exhibit No.	Description

10.2	Form of Stock Option Agreement under Oxbridge Re Holdings Limited 2014 Omnibus Incentive Plan ((Incorporated herein by reference to Exhibit 10.2 to the Form 8-K filed on January 28, 2015)

4